Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Wellness Matrix Group, Inc.
(Fka Fuhuiyuan International Holdings, Limited)
(Exact name of registrant as specified in its charter)

Nevada	N/A
(State of other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

17011 Beach Blvd. 9th Floor, Huntington Beach, CA 92647

(Address of Principal Executive Office)   (Zip Code)

310.990.0336

(Registrant’s telephone number, including area code)

Barry Migliorini

17011 Beach Blvd 9th Floor

Huntington Beach, CA 92647

(310) 990-0336

wellnessmatrixgroup@gmail.com

(Name, address and telephone number of agent for service)

Securities to be Registered Under Section 12(b) of the Act:

None

Securities to be Registered Under Section 12(g) of the Act:

Common Stock, Par Value $0.0001

(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☒

WELLNESS MATRIX GROUP, INC.

(Fka Fuhuiyuan International Holdings, Limited)

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Cautionary Note Regarding Forward-Looking Statements

This registration statement on Form 10 contains “forward-looking statements” concerning our future results, future performance, intentions, objectives, plans, and expectations, including, without limitation, statements regarding the plans and objectives of management for future operations, any statements concerning our proposed services, any statements regarding future economic conditions or performance, and any statements of assumptions underlying any of the foregoing. All forward-looking statements included in this document are made as of the date hereof and are based on information available to us as of such date. We assume no obligation to update any forward-looking statements. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “will,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “potential,” or “continue,” or the negative thereof or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements contained herein are reasonable, there can be no assurance that such expectations or any of the forward-looking statements will prove to be correct, and actual results could differ materially from those projected or assumed in the forward-looking statements. Future financial condition and results of operations, as well as any forward-looking statements are subject to inherent risks and uncertainties, including those discussed under “Risk Factors” and elsewhere in this Form 10.

Introductory Comment

We are filing this General Form for Registration of Securities on Form 10 to register our common stock pursuant to Section 12(g) of the Exchange Act. Once this registration statement is deemed effective, we will be subject to the requirements of Section 13(a) under the Exchange Act, which will require us to file annual reports on Form 10-K (or any successor form), quarterly reports on Form 10-Q (or any successor form), and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

Throughout this Form 10, unless the context otherwise requires, the terms “we,” “us,” “our,” the “Company” and “our company” refer to Wellness Matrix Group, Inc. a Nevada corporation, formerly Fuhuiyuan International Holdings Limited.

Item 1.	Business

(a) Business Development

The Company was incorporated on December 8, 2009 under the laws of the State of Nevada as K West Investment International Ltd. Our fiscal year end is April 30. On August 15, 2013, the Company entered into a share exchange agreement with Fuhuiyuan International Group (Holdings) Limited. The target company was a newly formed trading company. On January 1, 2014, the Company sold one of its subsidiaries, K West Investments & Development, Inc.

In 2015, the Company focused on providing cable hardware solutions and systems for a related party. The plan was to provide the upgraded hardware and software needed to bring acquired cable operators to meet today’s standards and to make the collective whole attractive for a buyout by a major cable operator in the US looking to buy customers.

In 2017, the Company explored a joint venture to create a gold/copper mining operation in its subsidiary. The operation was not able to get funded to acquire the mines, and by 2018 this plan was abandoned.

On May 22, 2018 the Eighth District Court of Clark County, Nevada granted the Application for Appointment of Custodian as a result of the absence of a functioning board of directors and the revocation of the Company’s charter. The order appointed Small Cap Compliance, LLC custodial with the right to appoint officers and directors, negotiate and compromise debt, execute contracts, issue stock and authorize new classes of stock.

Small Cap Compliance, LLC performed the following actions in its capacity as custodian:

•	funded all expenses of the company including paying off all outstanding liabilities.
•	brought the Company back in compliance with the Nevada Secretary of State, resident agent, transfer agent, OTC Markets Group
•	brought in and paid for accounting professionals as well as securities counsel

Small Cap Compliance, LLC received $26,000 from an investor on behalf of the Company in connection with performing its role as custodian of the Company and paying Company debt.

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On May 23, 2018, Rhonda Keaveney was appointed officer and director, Ms. Keaveney is owner of Small Cap Compliance, LLC. She resigned all positions on June 29, 2018.

On June 1, 2018, the Company acquired Wellness Matrix Company (the “Subsidiary”). This acquisition was made by the issuance of shares at a one for one conversion rate with the existing shareholders of the Subsidiary. The business purpose of the Subsidiary is to develop and implement the most advanced technologies available to provide advanced healthcare and to provide state of the art systems and platforms to allow customers to have access to the most secure data storage and records security available. As a result of the acquisition, the controlling shareholder was changed to DAC Industries, LLC.

On June 19, 2018, Barry Migliorini was appointed the Company’s sole officer and director.

On June 20, 2018, the Board approved the name change to Wellness Matrix Group, Inc. and filed an amendment to its articles of incorporation with the state of Nevada.

(b) Business of Issuer

As of the date hereof, the Company is reliant on its business plan. The business plan of the Company is to develop technologically advanced healthcare models in a Virtual Reality/AR Creative Artificial Intelligence (CAI) Platform by fully integrating the health & wellness industry networks and program tools. The plan is to have the Wellness Matrix Group brand be defined by its offering of the “Best of the Best” Doctors and Methodologies with genome analysis, monitoring and predictive modeling simulation providing a state of the art Wellness Program for Quality of Life Longevity. Subject to available capital, the Company intends to develop relationships, joint ventures of the following items:

•	Informational health website
•	Provide education and marketing systems solutions for medical providers
•	To provide wellness education and marketing system for medical providers in US
•	To build an Artificial Intelligence Medical system platform:
•	Futuristic Medical clinics, robotics
•	MANU the AI bot to answer medical questions, connect you with a Doctor, Nurse or medical billing matters
•	Virtual Reality 3D world, utilizing AI & AR
•	Create interactive VR environments for patient-Dr relations and global education
•	To incorporate blockchain medical record ICO technology to protect patient data
•	To incorporate and implement medical billing and gold backed cryptocurrency for patient record tracking with Supera BioMetrics Identification

The Company intends to implement its business plan through acquisitions, technology licensing and similar activities (collectively, “Business Combinations”) as well as internal development.

The analysis of new Business Combinations will be undertaken by or under the supervision of our management. As of the date of this filing, we have not entered into any letter of intent or definitive agreement with any party. In our efforts to analyze potential Business Combinations, we intend to consider the following factors:

•	Potential for growth, indicated by anticipated market expansion, new products or new technology;

•	Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

•	Strength and diversity of management, and the accessibility of required management expertise, personnel, services, professional assistance and other required items;

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•	Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities or convertible debt, through joint ventures or similar arrangements or from other sources;

•	The cost of participation by the Company as compared to the perceived tangible and intangible values and potentials;

•	The extent to which the business opportunity can be advanced in the marketplace; and
•	Other relevant factors.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Due to our limited capital available for investigation, we may not discover or adequately evaluate adverse facts about the opportunity to be acquired. Additionally, we will be competing against other entities that may have greater financial, technical and managerial capabilities for identifying and completing business acquisitions or mergers.

We are unable to predict when we will, if ever, identify and enter into any definitive agreement with potential merger or acquisition candidates. We anticipate that proposed Business Combinations will be made available to us through personal contacts of our directors, officers and principal stockholders, professional advisors, broker-dealers, venture capitalists, members of the financial community and others who may present unsolicited proposals. In certain cases, we may agree to pay a finder’s fee or to otherwise compensate the persons who introduce the Company to business opportunities in which we participate.

We expect that our due diligence will encompass, among other things, meetings with incumbent management of the target business and inspection of its facilities, as necessary, as well as a review of financial and other information which is made available to the Company. This due diligence review will be conducted either by our management or by third parties we may engage. We anticipate that we may rely on the issuance of our common stock in lieu of cash payments for services or expenses related to any analysis.

We may incur time and costs required to select and evaluate a target business opportunity and to structure and complete a Business Combination which cannot presently be determined with any degree of certainty. Any costs incurred with respect to the indemnification and evaluation of a prospective Business Combination that is not ultimately completed may result in a loss to the Company. Also, fees may be paid in connection with the acquisitions or mergers. These fees may include legal costs, accounting costs, finder’s fees, consultant’s fees and other related expenses. We have no present arrangements for any of these types of fees.

We anticipate that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys, consultants and others. Costs may be incurred in the investigation process, which may not be recoverable, if a decision is made not to participate in a specific Business Combination. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in a loss to the Company of the related costs incurred.

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Competition

We operate in a highly competitive market for Business Combinations which could reduce the likelihood of consummating a successful business acquisition or merger. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in acquisitions and mergers of companies that may be desirable target candidates for the Company. These entities may have significantly greater financial resources, technical expertise and managerial capabilities than we do. Accordingly, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing an acquisition, license arrangement or merger. Such competitive factors may reduce the likelihood of our identifying and consummating an acquisition or merger.

Effect of Existing or Probable Governmental Regulations on the Business

Upon effectiveness of this Form 10, we will be subject to the Exchange Act and the Sarbanes-Oxley Act of 2002. Under the Exchange Act, we will be required to file with the SEC annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The Sarbanes-Oxley Act creates a strong and independent accounting oversight board to oversee the conduct of auditors of public companies and to strengthen auditor independence. It also (1) requires steps be taken to enhance the direct responsibility of senior members of management for financial reporting and for the quality of financial disclosures made by public companies; (2) establishes clear statutory rules to limit, and to expose to public view, possible conflicts of interest affecting securities analysts; (3) creates guidelines for audit committee members’ appointment, and compensation and oversight of the work of public companies’ auditors; (4) prohibits certain insider trading during pension fund blackout periods; and (5) establishes a federal crime of securities fraud, among other provisions.

We will also be subject to Section 14(a) of the Exchange Act, which requires all companies with securities registered pursuant to Section 12(g) of the Exchange Act to comply with the rules and regulations of the SEC regarding proxy solicitations, as outlined in Regulation 14A. Matters submitted to our stockholders at a special or annual meeting thereof or pursuant to a written consent will require us to provide our stockholders with the information outlined in Schedules 14A or 14C of Regulation 14A. Preliminary copies of this information must be submitted to the SEC at least 10 days prior to the date that definitive copies of this information are provided to our stockholders.

Employees

As of August 1, 2018, we had one officer, but otherwise no employees. We anticipate that we will begin to fill out our management team as and when we raise capital to begin implementing our business plan. In the interim, we will utilize independent consultants to assist with accounting and administrative matters. We currently have no employment agreements, and believe our consulting relationships are satisfactory. We plan to continue to hire independent consultants from time to time on an as-needed basis.

Item 1A.	Risk Factors

Risks Relating to Our Business

We have limited assets, have incurred operating losses and have no guarantee of future revenue.

We have had minimal assets. We do not expect to generate revenues until we begin to implement our business plan. However, we can provide no assurance that we will produce any material revenues for our stockholders, or that our business will operate on a profitable basis.

We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a Business Combination or successful internal development. This may result in our incurring a net operating loss that will increase unless we consummate a Business Combination with a profitable business or internally develop our business. We cannot assure you that we can identify a suitable Business Combination or successfully internally develop our business, or that any such business will be profitable at the time of its acquisition by the Company or ever.

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Our capital resources may not be sufficient to meet our capital requirements, and in the absence of additional resources we may have to curtail or cease business operations.

We have historically generated negative cash flow and losses from operations and could experience negative cash flow and losses from operations in the future. Our independent auditors have included an explanatory paragraph in their report on our financial statements for the fiscal years ended April 30, 2018 and 2017 expressing doubt regarding our ability to continue as a going concern. We currently only have a minimal amount of cash available, which will not be sufficient to fund our anticipated future operating needs. The Company will need to raise substantial sums to implement its business plan. There can be no assurance that the Company will be successful in raising funds. To the extent that the Company is unable to raise funds, we will be required to reduce our planned operations or cease any operations.

We face a number of risks associated with potential Business Combinations, including the possibility that we may incur substantial debt or convertible debt which could adversely affect our financial condition.

We intend to use reasonable efforts to complete Business Combinations. Such Combinations will be accompanied by risks commonly encountered in acquisitions, including, but not limited to, insufficient revenues to offset increased expenses associated with the acquisition. Failure to manage and successfully integrate the acquisition we make could harm our business, our strategy and our operating results in a material way. Additionally, completing a Business Combination is likely to increase our expenses and it is possible that we may incur substantial debt or convertible debt in order to complete a Business Combination, which can adversely affect our financial condition. Incurring a substantial amount of debt or convertible debt may require us to use a significant portion of our cash flow to pay principal and interest on the debt, which will reduce the amount available to fund working capital, capital expenditures, and other general purposes. Our indebtedness may negatively impact our ability to operate our business and limit our ability to borrow additional funds by increasing our borrowing costs, and impact the terms, conditions, and restrictions contained in possible future debt agreements, including the addition of more restrictive covenants; impact our flexibility in planning for and reacting to changes in our business as covenants and restrictions contained in possible future debt arrangements may require that we meet certain financial tests and place restrictions on the incurrence of additional indebtedness and place us at a disadvantage compared to similar companies in our industry that have less debt.

Our ability to hire and retain key personnel will be an important factor in the success of our business and a failure to hire and retain key personnel may result in our inability to manage and implement our business plan.

We may not be able to attract and retain the necessary qualified personnel. If we are unable to retain or to hire qualified personnel as required, we may not be able to adequately manage and implement our business plan. We currently have no employment or consulting agreements.

Our future success is highly dependent on the ability of management to locate and attract suitable business opportunities and our stockholders will not know what business we will enter into until we consummate a transaction with the approval of our then existing directors and officers.

The nature of our operations is highly speculative, and there is a consequent risk of loss of an investment in the Company. The success of our plan of operations will depend to a great extent on the operations, financial condition and management of future Business Combinations and internal development. While management intends to seek business combinations with entities having established operating histories, we cannot provide any assurance that we will be successful in locating opportunities meeting that criteria. In the event we complete a Business Combination, the success of our operations may be dependent upon management of the acquired firm, its financial position and numerous other factors beyond our control.

There can be no assurance that we will successfully consummate a business combination or internally develop a successful business.

We can give no assurance that we will successfully identify and evaluate suitable business opportunities or that we will conclude a Business Combination. We cannot guarantee that we will be able to negotiate a Business Combination on favorable terms. At the date of this filing, we have no arrangement or agreement with respect to engaging in a acquisition of or merger with a private or public entity. No assurances can be given that we will successfully identify and evaluate suitable business opportunities, that we will conclude a business combination or that we will be able to internally develop a successful business. Our management and affiliates will play an integral role in establishing the terms for any future business combination.

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We will incur increased costs as a result of becoming a reporting company, and given our limited capital resources, such additional costs may have an adverse impact on our profitability.

Following the effectiveness of this Form 10, we will be an SEC reporting company. The Company currently has no business that produces revenues. However, the rules and regulations under the Exchange Act require a public company to provide periodic reports with interactive data files which will require the Company to engage legal, accounting and auditing services, and XBRL and EDGAR service providers. The engagement of such services can be costly and the Company is likely to incur losses which may adversely affect the Company’s ability to continue as a going concern. In addition, the Sarbanes-Oxley Act of 2002, as well as a variety of related rules implemented by the SEC, have required changes in corporate governance practices and generally increased the disclosure requirements of public companies. For example, as a result of becoming a reporting company, we will be required to file periodic and current reports and other information with the SEC and we must adopt policies regarding disclosure controls and procedures and regularly evaluate those controls and procedures.

The additional costs we will incur in connection with becoming a reporting company will serve to further stretch our limited capital resources. In other words, due to our limited resources, we may have to allocate resources away from other productive uses in order to pay any expenses we incur in order to comply with our obligations as an SEC reporting company. Further, there is no guarantee that we will have sufficient resources to meet our reporting and filing obligations with the SEC as they come due.

Our By-laws contain provisions indemnifying our officers and directors against all costs, charges and expenses incurred by them.

Our By-laws contain provisions with respect to the indemnification of our officers and directors against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is made a party by reason of his being or having been one of our directors or officers.

A Business Combination may result in a change of control and a change of management.

In conjunction with completion of a business acquisition, it is anticipated that we may issue an amount of our authorized but unissued common or preferred stock which represents a majority of the voting power and equity of our capital stock, which would result in stockholders of a target company obtaining a controlling interest in us. As a condition of the business combination agreement, our current stockholders may agree to sell or transfer all or a portion of our common stock as to provide the target company with all or majority control. The resulting change in control may result in removal of our present officers and directors and a corresponding reduction in or elimination of their participation in any future affairs.

Any potential acquisition or merger with a foreign company may subject us to additional risks.

If we enter into a Business Combination with a foreign company, we will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargos, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

Risks Related to Our Shareholders and Shares of Common Stock

If we issue additional shares in the future, it will result in the dilution of our existing shareholders.

We are authorized to issue up to 1,000,000,000 shares of common stock with a par value of $0.0001. Our board of directors may choose to issue some or all of such shares to acquire one or more businesses or to provide additional financing in the future. The issuance of any such shares will result in a reduction of the book value and market price of the outstanding shares of our common stock. If we issue any such additional shares, such issuance will cause a reduction in the proportionate ownership and voting power of all current shareholders. Further, such issuance may result in a change of control of our company.

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A decline in the price of our common stock could affect our ability to raise further working capital, it may adversely impact our ability to continue operations and we may go out of business.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because we may attempt to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities, a decline in the price of our common stock could be detrimental to our liquidity and our operations because the decline may cause investors to not choose to invest in our stock. If we are unable to raise the funds we require for all of our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer and not be successful and we may go out of business. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale of our common stock and we may be forced to go out of business.

Our common stock may be considered a “penny stock,” and thereby be subject to additional sale and trading regulations that may make it more difficult to sell.

Our common stock may be a “penny stock” if it meets one or more of the following conditions (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a “recognized” national exchange; (iii) it is not quoted on the Nasdaq Capital Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.

The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock will be subject to the “penny stock” regulations set forth in Rules 15g-2 through 15g-9 promulgated under the Exchange Act. For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

We expect to issue more shares in an acquisition or merger which will result in substantial dilution.

Our Articles of Incorporation, as amended, authorize the Company to issue an aggregate of 910,000,000 shares of common stock of which 319,500,000 shares are currently outstanding and 90,000,000 shares of Preferred Stock of which 1,000,000 shares of Series A Preferred Stock are outstanding and 11,000,000 shares of Series B Stock are outstanding. Any acquisition or merger effected by the Company may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, shares of our common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. In an acquisition type transaction, our Board of Directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of common stock might be materially adversely affected.

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Obtaining additional capital though the sale of common stock will result in dilution of stockholder interests.

We intend to raise additional funds in the future by issuing additional shares of common stock or other securities, which may include securities such as convertible debentures, warrants or preferred stock that are convertible into common stock. Any such sale of common stock or other securities will lead to further dilution of the equity ownership of existing holders of our common stock. Additionally, the existing conversion rights may hinder future equity offerings, and the exercise of those conversion rights may have an adverse effect on the value of our stock. If any such conversion rights are exercised at a price below the then current market price of our shares, then the market price of our stock could decrease upon the sale of such additional securities. Further, if any such conversion rights are exercised at a price below the price at which any particular stockholder purchased shares, then that particular stockholder will experience dilution in his or her investment.

Our directors have the authority to authorize the issuance of preferred stock

Our Articles of Incorporation, as amended, authorize the Company to issue an aggregate of 90,000,000 shares of preferred stock. Our directors, without further action by our stockholders, have the authority to issue shares to be determined by our board of directors of Preferred Stock with the relative rights, conversion rights, voting rights, preferences, special rights and qualifications as determined by the board without approval by the shareholders. Any issuance of Preferred Stock could adversely affect the rights of holders of common stock. Additionally, any future issuance of preferred stock may have the effect of delaying, deferring, or preventing a change in control of the Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. Our Board does not intend to seek shareholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

We have never paid dividends on our common stock, nor are we likely to pay dividends in the foreseeable future. Therefore you may not derive any income solely from ownership of our stock.

We have never declared or paid dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Company to further our business strategy. This means that your potential for economic gain from ownership of our stock depends on appreciation of our stock price and will only be realized by a sale of the stock at a price higher than your purchase price.

Item 2.	Financial Information

Management’s Discussion And Analysis Or Plan Of Operation

Upon effectiveness of this Registration Statement, we will file with the SEC annual and quarterly information and other reports that are specified in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and SEC regulations. Thus, we will need to ensure that we will have the ability to prepare, on a timely basis, financial statements that comply with SEC reporting requirements following the effectiveness of this registration statement. We will also become subject to other reporting and corporate governance requirements, including the listing standards of any securities exchange upon which we may list our Common Stock, and the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the regulations promulgated thereunder, which impose significant compliance obligations upon us. As a public company, we will be required, among other things, to:

•	Prepare and distribute reports and other stockholder communications in compliance with our obligations under the federal securities laws and the applicable national securities exchange listing rules;

•	Define and expand the roles and the duties of our Board of Directors and its committees;

•	Institute more comprehensive compliance, investor relations and internal audit functions;

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•	Evaluate and maintain our system of internal control over financial reporting, and report on management’s assessment thereof, in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and related rules and regulations of the SEC; and,

•	Involve and retain outside legal counsel and accountants in connection with the activities listed above.

The adequacy of our internal control over financial reporting must be assessed by management for each year commencing with the year ending April 30, 2019. Our internal control over financial reporting will be required to meet the standards required by Section 404 of the Sarbanes-Oxley Act. We will incur additional costs in order to improve our internal control over financial reporting and comply with Section 404, including increased auditing and legal fees and costs associated with hiring additional accounting and administrative staff. Ultimately, our efforts may not be adequate to comply with the requirements of Section 404. If we are unable to implement and maintain adequate internal control over financial reporting or otherwise to comply with Section 404, we may be unable to report financial information on a timely basis, may suffer adverse regulatory consequences, may have violations of the applicable national securities exchange listing rules and may breach covenants under our credit facilities.

The significant obligations related to being a public company will continue to require a significant commitment of additional resources and management oversight that will increase our costs and might place a strain on our systems and resources. As a result, our management’s attention might be diverted from other business concerns. In addition, we might not be successful in implementing and maintaining controls and procedures that comply with these requirements. If we fail to maintain an effective internal control environment or to comply with the numerous legal and regulatory requirements imposed on public companies, we could make material errors in, and be required to restate, our financial statements. Any such restatement could result in a loss of public confidence in the reliability of our financial statements and sanctions imposed on us by the SEC.

As of the date hereof, the Company is reliant on the business plan to develop technologically advanced healthcare models in a Virtual Reality/AR Creative Artificial Intelligence (CAI) Platform by fully integrating the health & wellness industry networks and program tools. The plan is to have the Wellness Matrix Group brand be defined by its offering of the “Best of the Best” Doctors and Methodologies with genome analysis, monitoring and predictive modeling simulation providing a state of the art Wellness Program for Quality of Life Longevity. Subject to available capital, the Company intends to develop relationships, joint ventures of the following items:

•	Informational health website
•	Provide education and marketing systems solutions for medical providers
•	To provide wellness education and marketing system for medical providers in US
•	To build an Artificial Intelligence Medical system platform:
•	Futuristic Medical clinics, robotics
•	MANU the AI bot to answer medical questions, connect you with a Doctor, Nurse or medical billing matters
•	Virtual Reality 3D world, utilizing AI & AR
•	Create interactive VR environments for patient-Dr relations and global education
•	To incorporate blockchain medical record ICO technology to protect patient data
•	To incorporate and implement medical billing and gold backed cryptocurrency for patient record tracking with Supera BioMetrics Identification

Results of Operations—Comparison of the Years Ended April 30, 2018 and 2017

Revenue

We had losses from operations during both 2018 and 2017. We have focused our efforts on locating assets to recommence revenue-producing operations.

General and Administrative Expense

General and Administrative Expenses were $60.00 for the year ended April 30, 2018, compared to $260.00 for the year ended April 30, 2017.

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Interest Expense

Interest expense was $0 for the year ended April 30, 2018 and $0 for the year ended April 30, 2017.

Net Loss

We had a net loss of $5,908 for the year ended April 30, 2018 compared to a net gain of $7,905 for the year ended April 30, 2017.

Liquidity and Capital Resources

We have incurred negative cash flow from operations since our inception. As of April 30, 2018, we had no cash, and an accumulated deficit of $193,138. Our negative operating cash flow since inception has been funded through affiliate and stockholder loans.

The financial statements accompanying this Report have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of our business. As reflected in the accompanying financial statements, we had a net loss of $5,908 and no cash flow from operations for the year ended April 30, 2018, and a stockholders deficit of $193,138 as of April 30, 2018. These factors raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional funds and implement our business plan. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

Item 3.	Properties

We neither rent nor own any properties. We utilize the office space and equipment of our management at no cost. Management estimates such amounts to be immaterial. We currently have no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

Item 4.	Security Ownership of Certain Beneficial Owners and Management

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of July 25, 2018, the number of shares of common stock owned of record and beneficially by our executive officer, director and persons who beneficially own more than 5% of the outstanding shares of our common stock.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percentage of Class
DAC Industries LLC (2) 17011 Beach Blvd. 9th Floor Huntington Beach, CA 92647	300,000,000 Common	93.75%

DAC Industries Inc. (2) 17011 Beach Blvd. 9th Floor Huntington Beach, CA 92647	1,000,000 Series A Preferred	100%

DAC Industries Inc. (3) 17011 Beach Blvd. 9th Floor Huntington Beach, CA 92647	10,000,000 Series B Preferred	97.5%

_________

(1)	Barry Migliorini serves as sole officer (President) and Director of the Company. Ownership is not direct but through other entities that are under the control of Mr. Migliorini.

(2)

DAC Industries LLC is controlled by Mr. Migliorini, Ownership of the one million (1,000,000) Preferred A shares issued, equates to One Hundred Billion votes but converts to only One Million (1,000,000) shares. Therefore, the common and preferred gives Mr. Migliorini effective voting control of the Company on a fully dilutive basis.

(3)	The Ten Million (10,000,000) Preferred B shares issued has no voting rights, and can convert at any one time to no more than 4.9% of the issued and outstanding shares.

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Item 5.	Directors and Executive Officers

A. Identification of Directors and Executive Officers.

Our sole officer and director and additional information concerning him are as follows:

Name	Age	Position
Barry Migliorini (1)	51	President, Director (1)

_________

(1)	Barry Migliorini will serve as a director until the next annual shareholder meeting.

Barry Migliorini, President and Director

Barry Migliorini has served as our President/Chairman of the Board of Directors since the acquisition of control of the Company by DAC Industries, LLC. Mr. Migliorini has been an investment professional since 1983. While attending the University of Southern California Mr. Migliorini interned at Drexel Burnham Lambert and E.F. Hutton, and later worked at such prestigious firms as Lehman Brothers, AG Edwards and Kidder Peabody before becoming the head of Investment Banking and stock option financing for National Capital. For the past ten years. Mr. Migliorini was acting managing partner of BGM International, a company he founded to consult with and incubate micro-cap companies. Mr. Migliorini has been a guest speaker at numerous financial conferences as well as many of the Nation’s most prestigious Universities and Business Schools. Mr. Migliorini holds a BS in Business Administration.

We believe that Mr. Migliorini's experience in the securities industry as well as the managerial skills he developed during such tenure provide ample qualification for Mr. Migliorini to serve as an officer and director for our Company. As a result of his duties and responsibilities with DAC Industries LLC., Mr. Migliorini intends to devote approximately 5 hours per week to the development of our business.

B. Significant Employees. None.

C. Family Relationships. None.

D. Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders of decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past ten years.

E. The Board of Directors acts as the Audit Committee, and the Board has no separates committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to hire such expert. The Company intends to continue to search for a qualified individual for hire.

Item 6.	Executive Compensation

For the past five years, no sole officer or director has received any cash remuneration. Our sole officer and director will not receive any remuneration until the Company achieves profitability. No remuneration of any nature has been paid for on account of services rendered by a director in such capacity. Our sole officer and director intends to devote very limited time (approximately five hours per week) to our affairs.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

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Item 7.	Certain Relationship and Related Transactions, and Director Independence

We utilize the office space and equipment of our management at no cost.

Mr. Migliorini our CEO is a Co-founder of DAC Industries LLC and serves as the Chairman of DAC Industries LLC. He is not deemed to be independent under applicable rules. We have not established any committees of the Board of Directors.

Except as set forth above, there have been no related party transactions, or any other transactions or relationships required to be disclosed.

Item 8.	Legal Proceedings

Presently, there are not any material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

Item 9.	Market Price and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

(a) Market information

Our Common Stock is not trading on any stock exchange. However it is currently quoted on OTC Pink under the symbol KWIT and there is no established public trading market for the class of common equity.

(b) Holders

As of July 31, 2018, there are approximately 64 holders of an aggregate of 319,500,000 shares of our Common Stock issued and outstanding.

(c) Dividends.

We have not paid any cash dividends to date and do not anticipate or contemplate paying dividends in the foreseeable future. It is the president intention of management to utilize all available funds for the development of the Registrant’s business.

(d) Securities authorized for issuance under equity compensation plans

None

Item 10.	Recent Sale of Unregistered Securities

None

Item 11.	Description of Registrant’s Securities to be Registered

(a) Common and Preferred Stock.

As at July 31, 2018, we are authorized by our Certificate of Incorporation to issue an aggregate of 1,000,000,000 shares of capital stock, of which 910,000,000 are shares of common stock, Par Value $0.001 per share (the “Common Stock”) and 90,000,000 are shares of preferred stock, Par Value $0.0001 per share (the “Preferred Stock”). As of July 10, 2018 there are Three Hundred Nineteen Million Five Hundred Thousand (319,500,000) shares of Common Stock and One Million (1,000,000) shares of Preferred Stock Series A and Eleven Million (11,000,000) shares of Preferred Stock Series were issued and outstanding.

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Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matter submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

Preferred Stock

Our Certificate of Incorporation authorizes the issuances of up to 90,000,000 shares of Preferred Stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

Set forth are the rights, privileges and terms of the two outstanding series of Preferred Stock as set forth in the applicable Certificate of Designation.

CERTIFICATE OF DESIGNATION, SERIES A PREFERRED STOCK

1. DESIGNATION OF SERIES; RANK.

The shares of such series shall be designated as the "Series A Preferred Stock". It shall have 1,000,000 shares authorized at $0.0001 par value per share.

2. DIVIDENDS.

The holders of Series A Preferred Stock shall not be entitled to receive dividends paid on the Common Stock.

3. LIQUIDATION PREFERENCE.

The holders of Series A Preferred Stock shall not be entitled to any liquidation preference.

4. VOTING RIGHTS

The holders of the Series A Preferred Stock will have the voting rights as described in this Section 4 or as required by law. For so long as any shares of the Series A Preferred Stock remain issued and outstanding, the holders shall have one hundred thousand (100,000) votes per every share of Series A Preferred Stock held.

5. CONVERSION RIGHTS.

The shares of Series A Preferred Stock shall be convertible at a rate of 1 to 1 share of Common Stock of the Company.

6. REDEMPTION RIGHTS.

The shares of Preferred Stock shall have no redemption rights.

15

CERTIFICATE OF DESIGNATION, SERIES B PREFERRED STOCK

1. DESIGNATION OF SERIES; RANK.

The shares of such series shall be designated as the "Series B Preferred Stock" . It shall have 11,000,000 shares authorized at $0.0001 par value per share.

2. DIVIDENDS.

The holders of Series B Preferred Stock shall not be entitled to receive dividends paid on the Common Stock.

3. LIQUIDATION PREFERENCE.

The holders of Series B Preferred Stock shall not be entitled to any liquidation preference.

4. VOTING RIGHTS

The holders of the Series B Preferred Stock will have the voting rights as described in this Section 4 or as required by law. For so long as any shares of the Preferred Stock remain issued and outstanding, the holders shall have no voting rights per every share of Series B Preferred Stock held.

5. CONVERSION RIGHTS.

The shares of Series B Preferred Stock shall be convertible into 1000 (One Thousand) shares of Common Stock. Conversion shall be restricted to a maximum amount not to exceed 4.9% of the outstanding shares of the Corporation at the time of conversion.

Section 6. REDEMPTION RIGHTS.

The shares of Series B Preferred Stock shall have no redemption rights.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirely by the provisions of the Company’s Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 10.

(b) Debt Securities.

None

(c) Other Securities To Be Registered.

None

Item 12.	Indemnification of Directors and Officers

Our sole director and officer is indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify all of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the adjudication of such issue.

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We have been advised that in the opinion of the Securities Exchange Commission indemnification for liabilities arising under the Securities Act against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 13.	Financial Statements and Supplementary Data

Fuhuiyuan International Holdings Limited

(aka Wellness Matrix Group, Inc.)

FINANCIAL STATEMENTS

(Audited)

17

MICHAEL GILLESPIE & ASSOCIATES, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

10544 ALTON AVE NE

SEATTLE, WA 98125

206.353.5736

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Fuhuiyuan International Holdings Limited

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Fuhuiyuan International Holdings Limited as of April 30, 2018 and 2017 and the related statements of operations, changes in stockholder’s equity, cash flows, and the related notes (collectively referred to as “financial statements”) for the periods then ended. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of April 30, 2018 and 2017 and the results of its operations and its cash flows for the periods then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #3 to the financial statements, although the Company has limited operations it has yet to attain profitability. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note #3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ MICHAEL GILLESPIE & ASSOCIATES, PLLC

We have served as the Company’s auditor since 2018.

Seattle,Washington

August 22, 2018

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Fuhuiyuan International Holdings Limited

(aka Wellness Matrix Group Inc.)

Consolidated Balance Sheets As Of April 30, 2018 and April 30, 2017

	Audited year ended April 30, 2018	Audited year ended April 30, 2017
	$	$
ASSETS

Current Assets
Cash and cash Equivalents	–	–
Prepaid expenses	–	–

TOTAL ASSETS	–	–

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES

Current Liabilities
Accounts payables and accrued liabilities	2,253	2,114
Note Payable	–	–
Due to Related Parties	94,812	89,043
TOTAL LIABILITIES	97,065	91,157

STOCKHOLDERS’ EQUITY
Preferred Stock, par value $0.0001: 90,000,000 authorized 0 issued and outstanding	–	–
Common Stock, par value $0.0001: 100,000,000 authorized 19,500,000 issued and outstanding	1,609	1,609
Additional paid in capital	91,160	91,160
Accumulated deficit	(193,138)	(193,138)
Accumulated Other Comprehensive Income	3,304	9,212

TOTAL SHAREHOLDERS’ EQUITY	(97,065)	(91,157)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITIES	–	–

The notes form an integral part of these financial statements.

19

Fuhuiyuan International Holdings Limited

(aka Wellness Matrix Group Inc.)

Consolidated Statements Of Operations For The Periods Ended April 30, 2018 and April 30, 2017

	Audited year Ended April 30, 2018	Audited Year Ended April 30, 2017
	$	$
INCOME

EXPENSES
Bad Debts	–	–
General and Administrative	59	260
Interest Expenses	4,915	2,711
Professional Fees	30,475	31,205
Total Expenses	(35,449)	(34,176)

Operating Loss	(35,449)	(34,176)
Other Income	–	–
Net Loss	(35,449)	(34,176)

Other Comprehensive Income	–	–
Foreign currency translation	(5,908)	7,905

Comprehensive loss	(41,357)	(26,271)
Basic and diluted loss	–	–

The notes form an integral part of these financial statements.

20

Fuhuiyuan International Holdings Limited

(aka Wellness Matrix Group Inc.)

Consolidated Statements of

Cash Flows For The Years Ended April 30, 2018 and April 30, 2017

	April 30, 2018 $	April 30, 2017 $
Operating activities
Net loss for period	(5,908)	7,905
Changes in non-cash working capital balances
Increase (decrease) in accounts payable and accrued expense -related parties	139	(186)
Increase (decrease) in accrued expenses	–	–
Increase ( decrease ) in prepaid expenses	–	–
Net cash from continuing operations	(5,769)	7,719

Financing Activities
Increase (decrease) in note payable
Increase (decrease) in due to related parties financing	5,769	(7,719)
Net cash from financing activities	5,769	(7,719)

Increase (decrease) in cash and cash equivalents	–	–
Cash and Cash equivalents , beginning of the period	–	–
Cash and Cash equivalents, end of the period	–	–

The notes form an integral part of these financial statements.

21

Fuhuiyuan International Holdings Limited

(aka Wellness Matrix Group Inc.)

Consolidated Statements Of Changes In Shareholders Equity As Of April 30, 2018 and April 30, 2017

	Common Stock		Preferred Stock
Date	Shares	Amount	Shares	Amount	Additional Paid in Capital	Accumulated Deficit	Accumulated Other Comp Income	Total Shareholders Equity
Balance, April 30, 2016	19,500,000	1,609	–	–	91,160	(193,138)	1,307	(99,062)

Comprehensive loss for the Period ended April 30, 2017	–	–	–	–	–	–	7,905	7,905

Balance, April 30, 2017	19,500,000	1,609	–	–	91,160	(193,138)	9,212	(91,157)

Comprehensive loss for the Period ended April 30, 2018	–	–	–	–	–	–	(5,908)	(5,908)

Balance, April 30, 2018	19,500,000	1,609	–	–	91,160	(193,138)	3,304	(97,065)

The notes form an integral part of these financial statements.

22

Fuhuiyuan International Holdings Limited

(aka Wellness Matrix Group Inc.)

Notes to Financial Statements

Note 1: Organization and Basis of Presentation

Fuhuiyuan International Holdings, Limited ( aka Wellness Matrix Group, Inc) ( the "Company) was incorporated as K West Investment International Ltd in the state of Nevada, United States on December 8, 2009. Company has its head office located at 17011 Beach Blvd, Huntington Beach, CA 92647. The business purpose is to develop and implement the most advanced technologies available to provide advanced healthcare and to provide state of the art systems and platforms to allow customers to have access to the most secure data storage and records security available.

As at April 30, 2018, there were no warrants or options outstanding.

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for the next twelve months. Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and clarification of assets and liabilities should the Company be unable to continue as a going concern. At April 30, 2018, the Company has not yet achieved profitable operations and has accumulated losses of $193,138 since inception, both of which cast substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or the financial contributions of its shareholders through related party loans or new equity financing. There is no assurance that any of these events will take place in the next twelve months.

Unless the context otherwise requires, all references to “we,” “us,” “our” or the “Company” are to Fuhuiyuan International Holdings Limited (aka Wellness Matrix Group Inc.)

Note 2: Significant Accounting Policies and Recent Accounting Pronouncements

The condensed financial statements, which include the Corporation and its wholly owned subsidiaries, Fuhuiyuan International Holdings, Ltd, and Fuhuiyuan International ("BVI") , are prepared under the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. All significant inter-company accounts and transactions have been eliminated. These financial statements include 100% of the assets, liabilities, and net income or loss of its wholly-owned subsidiaries.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

Intangible Assets

Intangible assets include all costs incurred to acquire patents and other intangible assets related to tooth whitening technology. Intangible assets are recorded at cost.

23

The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives at each balance sheet date. The Company records an impairment or change in useful life whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or the useful life has changed.

Impairment of Long-lived Assets

The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives at each balance sheet date. The Company records an impairment or change in useful life whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or the useful life has changed.

Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is antidilutive.

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable and accrued liabilities, and amounts due to related parties. Pursuant to ASC 820, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

24

Comprehensive Income (Loss)

The Corporation adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 220, “Reporting Comprehensive Income”, which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. Comprehensive income consists of net income and other gains and losses affecting stockholder's equity that are excluded from net income, such as unrealized gains and losses on investments available for sale, foreign currency translation gains and losses and minimum pension liability. Since inception, the Corporation’s other comprehensive income represents foreign currency translation adjustments.

Revenue Recognition

The Company recognizes revenues in accordance with FASB ASC Topic 605, “Revenue Recognition”, and with the guidelines of the Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104 “Revenue Recognition”.

Under SAB 104, four conditions must be met before revenue can be recognized: (i) there is persuasive evidence that an arrangement exists, (ii) delivery has occurred or service has been rendered, (iii) the price is fixed or determinable, and (iv) collection is reasonably assured.

Income Taxes

We will use the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for the reporting period presented.

The Company did not record any income tax accrual for the period from inception to April 30, 2017 and April 30, 2018.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 3: Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As at April 30, 2018, the Company had no working capital and an accumulated deficit of ($193,138). The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The Company is currently in the development stage. Management believes that the Company’s will do well with the new recapitalization fund coming from the new management and investors.

25

Note 4: Capital Stock

As April 30, 2018 the Company had issued 19,500,000 shares of common stock and 0 of preferred stock.

During the twelve months ended April 30, 2018 and 2017, the Company issued no shares of capital stock.

As of April 30, 2018 there were no outstanding stock options or warrants.

Note 5: Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current period and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for the reporting period presented.

The Company did not record any income tax accrual for the period from inception to April 30, 2018. In the future the Company will record income tax accruals at the following rates:

Federal	21.00%
State	8.84%
29.84%

Note 6: Related Party Transactions

Current advances from related parties represent advances from a shareholder, advances from a Corporation with common management and advances from a party related to a shareholder. The advances are without interest and have no specified repayment terms. These advances totaled $89,043 on April 30, 2017 and 94,812 on April 30, 2018.

Note 7: Subsequent Events

The Company has evaluated events subsequent through the date these financial statements have been issued to assess the need for potential recognition or disclosure in this report. Such events were evaluated through the date these financial statements were available to be issued, as of August 22, 2018.

On 22nd day of May 2018, District court of Clark county of Nevada appointed Small Cap Compliance, LLC. as the custodian of the company.

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Custodianship was awarded because the court deemed that the Company was abandoned, meaning that the Board of Directors had abandoned their posts and responsibilities and there have been no other shareholders seek to take control of the company. The Charter in Nevada had been allowed to lapse and was therefore revoked by the Nevada Secretary of State, thus abandoned. On May 22, 2018 the Eighth District Court of Clark County, Nevada granted the Application for Appointment of Custodian and the Company was revived to pursue a business combination. The Notice of Entry grants the Custodian all the powers of the board of directors with great emergency powers in order to revive all compliances and benefits to the shareholders. The Court removed the previous officers for dereliction and breach of fiduciary duty. Small Cap Compliance, LLC was awarded Custodial control because the entity was a company shareholder who brought the action against the company and was deemed competent by the court.

Small Cap Compliance, LLC performed the following actions during the process of obtaining custodial control:

•	Personally, funded all expenses of the company including paying off all outstanding bills and fines wrought by the previous management that were derelict.
•	Brought company back in compliance with the Nevada Secretary of State, Resident agent, Transfer agent, OTC Markets Group
•	Brought in and paid for Accounting professionals as well as Securities Counsel
•	Restructured Company for a new fruitful business model for the shareholders amongst many other miscellaneous executive actions necessary to save the company from further damages.

On May 23, 2018, Ms. Rhonda Keaveney was appointed officer and director, Ms. Rhonda Keaveney is owner of Small Cap Compliance, LLC. She resigned all positions on June 29, 2018.

On June 19, 2018. Barry Migliorini was appointed officer and director.

On June 4, 2018, the Board designated 1,000,000 Series A Convertible preferred shares, and 11,000,000 Series B convertible preferred Shares of stock out of 90,000,000 authorized preferred shares.

Series A Convertible Preferred Stock, with 1,000,000 shares authorized at $0.0001 par value per share, shall not be entitled to dividends paid on Common stock, shall not be entitled to any liquidation preference. Holders shall have one hundred thousand (100,000) votes per every share of Series A Preferred Stock held. Shares shall be convertible at a rate of 1 to 1 into Common Stock of the Company. Series A shares shall have no redemption value.

Series B Convertible Preferred Stock, with 11,000,000 shares authorized at $0.0001 par value per share, shall not be entitled to receive dividends paid on Common stock, shall not be entitled to any liquidation preference. Holders shall have no voting rights, Shares shall be convertible at a rate of 1,000 to 1 into Common Stock of the Company, with a restriction that the holder cannot convert into and hold more than 4.9% of the issued and outstanding shares at the time of conversion. Series B shares shall have no redemption value.

On June 20, 2018 the company filed with the Secretary of State of Nevada. to officially change its name to Wellness Matrix Group Inc.

On June 25, 2018 Company acquired Wellness Matrix Company making it a wholly owned subsidiary.

On June 25, 2018 Company increased the number of common shares to 910,000,000 shares.

On June 28, 2018, the Corporation issued 300,000,000 shares of common stock, 1,000,000 shares of Series A Convertible Preferred stock, 10,250,000 shares of Series B Convertible Preferred stock of the Corporation, in exchange for 100% of the outstanding shares of Wellness Matrix Company. With controlling interest being transferred to DAC Industries, LLC. solely owned by Mr. Barry Migliorini.

The transaction was accounted for as a reverse recapitalization.

The Company has entered into a loan from XS Capital, LLC. for a Credit line of $150,000. The former CEO was a minority member of XS Capital, LLC at the time of the transaction. Company has an outstanding balance of $50,356.03 on August 22, 2018 . The line is current and is expected to mature on April 30, 2019.

The company has borrowed from iVEST, Inc. an aggregate amount of $54,364.25 as at August 22, 2018 a minority shareholder in Company. The terms of the note are current and are expected to mature January 31, 2019.

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Item 14. Changes in and Disagreements with Accountants and Accounting and Financial Disclosure

There are not and have not been any disagreements between the Registrant and its accountants on any matter of accounting principles, practices or financial statement disclosure.

Item 15. Financial Statements and Exhibits

Index of Exhibits

Exhibit Number and Description				Location Reference

(a)	Financial Statements			Filed herewith

	3.0	Articles and By-laws

		3.1	Name Change	Filed herewith

		3.2	Amended Articles	Filed herewith

		3.3	By-Laws	Filed herewith

	10.1	Court Custodial Order		Filed herewith

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Fuhuiyuan International Holdings Limited (aka Wellness Matrix Group Inc.)

Date: August 23, 2018	By:	/s/ Barry Migliorini
	Name:	Barry Migliorini
	Title:	President, Director

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